Exhibit 2.2

AMENDMENT NO. 1 TO
BUSINESS PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO BUSINESS PURCHASE AGREEMENT (this “Amendment”) is made as of June 21, 2012, by and between NXP B.V., a private limited liability company incorporated under the laws of the Netherlands (the “Seller”) and Integrated Device Technology, Inc., a Delaware corporation (the “Buyer”).
RECITALS
WHEREAS, the Seller and the Buyer entered into that certain Business Purchase Agreement dated as of February 22, 2012 (the “Agreement”);
WHEREAS, pursuant to Clause 13.6.1 of the Agreement, no amendment of the Agreement shall be effective unless such amendment is in writing and signed by or on behalf of the Seller and the Buyer; and
WHEREAS, the Seller and the Buyer desire to amend the Agreement as set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual representations, warranties, promises, covenants and agreements contained herein and for other good and valuable `consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.1	Definitions. Capitalized terms used herein but not separately defined herein shall have the meanings ascribed to them in the Agreement.

1.2	Amendments to Agreement.

(a)	Clause 4.1 of the Agreement is hereby amended and restated in its entirety as follows:
“Closing shall be conditional on satisfaction or waiver of the following Conditions Precedent:

4.1.1
The representations and warranties of the Seller in this Agreement shall be true and correct in all material respects on and as of the date of this Agreement and on and as of the Target Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date), it being understood that, for the purposes of determining the accuracy of such representations and warranties, all materiality qualifications contained in such representations and warranties shall be disregarded. The Seller shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by the Seller at or prior to Closing.

4.1.2
The Seller shall have prepared and delivered to the Purchaser an audited compilation report setting forth the carve-out financial statements for the Business for the fiscal years ended December 31, 2011 and December 31, 2010, prepared in accordance with generally accepted accounting principles in the United States, as may be in effect from to time.”

(b)	All references to “Clause 4.1.6” in the Agreement shall be deemed to refer to “Clause 4.1.1”.

(c)	The form of the financial statements to be prepared and delivered to the Buyer as per Clause 4.1.2 shall be in a form that complies with the requirements set forth on Exhibit A hereto.

(d)	The following clause is added as Clause 4.2.4 to the Agreement:

“4.2.4
The Purchaser shall reimburse the Seller for any internal and external costs, fees and expenses that may arise in relation to the audit referred to in Clause 4.1.2, not to exceed $200,000 in the aggregate. Internal Seller's costs shall be taken into account to the extent that they are documented and reasonable. External costs shall be taken into account to the extent that they show in the relevant invoice. The Seller shall notify the Purchaser of such costs, fees and expenses and the Purchaser shall pay any amount so notified within 30 calendar days as of receipt thereof by way of bank transfer to the account and in the currency indicated by the Seller (in the invoice or otherwise).”

(e)    The below clause is added as Clause 4.3.4 to the Agreement:

“4.3.4
If all Conditions Precedent have been satisfied (or waived pursuant to Clause 4.3.2) other than the Condition Precedent specified in Clause 4.1.2 and the Seller reasonably requests in writing that the Purchaser waive such Condition Precedent, the Purchaser agrees to give due consideration in good faith to any such request; provided, that if the Condition Precedent in Clause 4.1.2 is waived by the Purchaser, the Seller agrees to prepare and deliver to the Purchaser the financial statements specified in Clause 4.1.2 as soon as practicable following the Closing, and in any event on or before August 6, 2012.”

(f)	Clause 5.4.1 of the Agreement is hereby amended and restated in its entirety as follows:
“The Parties shall use good faith efforts to finalize Schedule 2 (Transitional Services to Purchaser) to the Transitional Services Agreement in accordance with this Agreement prior to Closing or as soon as reasonably practicable thereafter.”

(g)	Clause 6.1.1 of the Agreement is hereby amended and restated in its entirety as follows:
“Subject to the satisfaction (or waiver under Clause 4.3.2) of each of the Conditions Precedent, Closing shall take place at the offices of the Seller's Lawyers at 17:00 hours Amsterdam time on:

(a)	the first (1st) Business Day of the Seller's monthly reporting period that is at least two (2) Business Days after the Date of Satisfaction of Conditions Precedent;

(b)
at the option of the Seller, provided that the Seller gives the Purchaser two (2) Business Days’ notice thereof, any other Business Day that is on or after July 19, 2012 and that is at least two (2) Business Days after the Date of Satisfaction of Conditions Precedent; or

(c)	such other date, time and place as may be agreed between the Parties.”

(h)	Sub-clauses 13.2.1 (d), (e) and (f) of the Agreement are hereby deleted.

(i)	Schedule 1 of the Agreement is hereby amended by amending and restating the following defined term:
““Manufacturing & Supply Agreement” means the manufacturing and supply agreement between the Seller and the Purchaser to be entered into at Closing in the form attached hereto as Schedule 12.”

(j)	Schedule 8 of the Agreement is hereby amended and restated in its entirety as set forth on Exhibit B hereto.

(k)	Schedule 12 of the Agreement is hereby amended and restated in its entirety as set forth on Exhibit C hereto.

1.3	Miscellaneous.

(a)
Due Authorization. Each party hereto represents and warrants that the execution and delivery of this Amendment and the performance of the Agreement, as amended, are within such party’s corporate power and authority and have been duly authorized by all necessary corporate or other organizational action on the part of such party.

(b)
Effect of Amendment. The execution, delivery and effectiveness of this Amendment shall not constitute a waiver or amendment of any provision of the Agreement, except as specifically set forth herein. Except as modified by this Amendment, the Agreement shall continue in full force and effect.

(c)
Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any facsimile or electronic copies hereof or signature hereon shall, for all purposes, be deemed originals.

(d)
Entire Agreement. This Amendment, along with the Agreement, taken together, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such persons, verbal or written, relating to the subject matter hereof.

(e)	References. After the date of this Amendment, any reference to the Agreement shall mean the Agreement as amended by this Amendment.

(f)	Applicable Law. This Amendment shall be shall be governed by and construed in accordance with the Laws of the Netherlands.
(Signature pages follow)

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

NXP B.V.

By:    /s/ SEAN PITONAK

Name:    Sean Pitonak

Its:    SVP, M&A

INTEGRATED DEVICE TECHNOLOGY, INC.

By:    /s/ THEODORE L. TEWKSBURY

Name:    Theodore L. Tewksbury III

Its:    President and Chief Executive Officer

Signature Page to Amendment No. 1 to Business Purchase Agreement

Exhibit A
Audited Financial Statement Requirements
(See attached)

Exhibit B
Schedule 8
Additional Amount
(Clause 3.1(b))
FORMULA
The Additional Amount is the United States dollar amount calculated as (X / Y * Z), where:

(i)	X equals $2,000,000 (two million United States dollars);

(ii)	Y equals 30; and

(iii)
Z equals the number of calendar days elapsed following the Target Closing Date through the Closing Date; provided, that if NXP has not provided the financial statements referred to in Clause 4.1.2 in an agreed form by August 6, 2012, Z shall not include the days beginning on August 6, 2012 until the date of delivery of such financial statements; provided, however, that should IDT request additional requirements for the form of such financial statements, the foregoing proviso shall not affect the period over which to calculate Z.

SAMPLE CALCULATIONS

Fictitious example 1
Should the Closing occur on 2 July 2012

(i)	Z equals 28

(ii)	the Additional Amount equals ($2,000,000/30*28) = $1,866,666.67

Fictitious example 2
Should the Closing occur on 19 July 2012

(i)	Z equals 45

(ii)	the Additional Amount equals ($2,000,000/30*45) = $3,000,000

Exhibit C
Schedule 12
Manufacturing & Supply Agreement
(See attached)

THE FOLLOWING EXHIBITS TO AMENDMENT NO.1 TO BUSINESS PURCHASE AGREEMENT HAVE BEEN OMITTED IN ACCORDANCE WITH ITEM 601(B)(2) OF REGULATION S-K.

Exhibits
Exhibit A — Audited Financial Statement Requirements
Exhibit C — Agreed Terms Manufacturing & Supply Agreement

Integrated Device Technology, Inc. will furnish supplementally a copy of any omitted exhibit to the Securities and Exchange Commission upon request, provided however that Integrated Device Technology, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended for any schedule so furnished.